Exhibit 3: Segment Information - Fourth Quarter 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	52,628	51,306	11,020	10,421	36,232	36,883	19,675	19,107	4,876	1,432
Other products	656	633	274	116	92	90	1,046	966	0	0
Total	53,284	51,939	11,294	10,537	36,323	36,974	20,721	20,074	4,876	1,432
% change	2.6%		7.2%		-1.8%		3.2%		240.5%

Cost of sales	(18,805)	(17,737)	(5,416)	(4,921)	(16,895)	(16,278)	(14,576)	(14,450)	(2,973)	16
% of sales	35.3%	34.1%	48.0%	46.7%	46.5%	44.0%	70.3%	72.0%	61.0%	-1.1%

SG&A	(17,330)	(16,748)	(4,735)	(4,217)	(16,077)	(15,993)	(5,247)	(6,917)	(1,725)	(1,217)
% of sales	32.5%	32.2%	41.9%	40.0%	44.3%	43.3%	25.3%	34.5%	35.4%	85.0%

Operating profit	17,150	17,454	1,144	1,399	3,352	4,703	898	(1,293)	179	231
% change	-1.7%		-18.3%		-28.7%		NM		-22.7%
% of sales	32.2%	33.6%	10.1%	13.3%	9.2%	12.7%	4.3%	-6.4%	3.7%	16.1%

Depreciation	4,383	4,154	912	998	2,658	2,998	571	667	354	327
Amortization	148	128	61	74	123	109	137	115	11	7
EBITDA	21,681	21,736	2,117	2,471	6,133	7,811	1,607	(511)	543	566
% change	-0.3%		-14.3%		-21.5%		NM		-4.0%
% of sales	40.7%	41.8%	18.7%	23.4%	16.9%	21.1%	7.8%	-2.5%	11.1%	39.5%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,266,798	1,215,316	694,971	657,063	1,364,063	1,351,919	242,584	246,276
% change	4.2%		5.8%		0.9%		-1.5%

					Soft Drinks		Chile - Domestic
					987,720	986,422	130,801	126,927
					0.1%		3.1%
					Nectars		Chile Bottled Exports
					106,029	101,331	104,733	112,991
					4.6%		-7.3%
					Mineral Water
					270,315	264,165	Argentina
					2.3%		7,050	6,357
							10.9%

* Volumes include exports of 19,370 HL (13,668 HL to Chile) and 19,608 HL (14,494 HL to Chile) in Q4'04 and Q4'03 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 24.0 million and 23.8 million in Q4'04 and Q4'03 respectively.
*** Volumes do not include bulk volumes of 27,004 HL (21,352 HL from Chile exports and 5,652 HL from Argentina) and 47,084 HL (30,074 HL from Chile exports and and 17,010 HL from Argentina) in Q4'04 and Q4'03 respectively.
						Total		Total
Price (Ch$ / HL)	41,544	42,216	15,856	15,861	26,561	27,282	81,106	77,585
% change (real)	-1.6%		0.0%		-2.6%		4.5%

					Soft Drinks		Chile - Domestic
					26,381	27,134	56,189	50,042
					-2.8%		12.3%
					Nectars		Chile Bottled Exports
					40,875	40,920	113,023	110,037
					-0.1%		2.7%
					Mineral Water
					21,600	22,595	Argentina
					-4.4%		69,265	50,705
							36.6%